UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: August 9, 2015

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On August 13, 2015, Imperva, Inc. (“Imperva”) filed a Current Report on Form 8-K to report the appointment by the Board of Directors (the “Board”) of Imperva of Geraldine Elliott to the Board, effective August 9, 2015. The purpose of this Form 8-K/A is to include information that was not available at the time of the original filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In connection with the appointment of Geraldine Elliott to the Board of Directors (the “Board”) of Imperva, Inc. (“Imperva”), which was effective August 9, 2015 (upon Ms. Elliott’s acceptance of such appointment), Ms. Elliott received (1) an option to purchase shares of Imperva’s common stock equal to a Black-Scholes value on the date of grant of $130,000 at an exercise price equal to the closing price of Imperva’s common stock on the New York Stock Exchange on the date of grant, and (2) restricted stock units with a number of shares equal to $130,000 divided by the closing price of Imperva’s common stock on the New York Stock Exchange on the date of grant. The date of grant was August 14, 2015, the first Friday following Ms. Elliott’s acceptance of appointment to the Board. Accordingly, Ms. Elliott received an option to purchase 3,980 shares of Imperva’s common stock at an exercise price of $71.23, which was equal to the closing price of Imperva’s common stock on the New York Stock Exchange on that date (the “Option”), and restricted stock units for 1,825 shares of common stock (the “RSUs”). The Option and the RSUs will vest annually in equal installments over three years of service beginning on August 9, 2015. Upon a change in control of Imperva, the Option and the RSUs will vest in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imperva, Inc.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: August 18, 2015